Exhibit (l)

[Letterhead of Sutherland Asbill & Brennan LLP]

June 30, 2016

OFS Capital Corporation

10 S. Wacker Drive, Suite 2500

Chicago, IL 60606

Re:	OFS Capital Corporation Post-Effective Amendment No. 2 to Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to OFS Capital Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 2 to Registration Statement on Form N-2 (File No. 333-200376) filed on the date hereof (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), related to possible offerings from time to time of up to an aggregate of $200,000,000 of the following securities of the Company: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares to be issuable upon exercise of the Warrants (as such term is defined below), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Shares” and, together with the Common Stock, the “Shares”), (iii) debt securities, including debt securities to be issuable upon exercise of the Warrants (such debt securities are collectively referred to herein as the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), and (v) subscription rights to purchase Common Stock (the “Rights,” and together with the Common Stock, the Preferred Stock, the Debt Securities and the Warrants, the “Securities”), together with any additional Securities that may be issued by the Company pursuant to Rule 462(b) under the Securities Act (as prescribed by the Commission pursuant to the Securities Act) in connection with the offering described in the Registration Statement.

The Debt Securities are to be issued under an indenture (the “Base Indenture”) entered into, as supplemented by one or more supplemental indentures (a “Supplemental Indenture,” and together with the Base Indenture, an “Indenture”) to be entered into, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Warrants will be issued under warrant agreements (the “Warrant Agreements”) to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement. The Rights are to be issued under rights agreements to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable agreement (the “Rights Agreements”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies of such records, documents or other instruments as we in our judgment deem necessary or appropriate for us to render the opinions set forth in this opinion letter including, without limitation, the following:

(i)	The Amended and Restated Certificate of Incorporation of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Certificate of Incorporation”);
(ii)	The Bylaws of the Company, certified as of the date of this opinion letter by an officer of the Company (the “Bylaws”);

(iii)	The Form of Base Indenture filed previously in connection with the Company’s registration statement filed on November 19, 2014;

(iv)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(v)	A Certificate of Good Standing with respect to OFS Capital Management, LLC, the Company’s investment adviser, issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing of the Adviser,” and together with the Certificate of Good Standing of the Company, the “Certificates of Good Standing”); and

(vi)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement and (c) the authorization, execution and delivery of the Indenture, the Warrant Agreements and the Rights Agreements, certified as of the date of this opinion letter by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered; (vii) that the Warrant Agreements and the Rights Agreements will be governed by the laws of the State of New York; and (viii) that each of the Indenture, the Warrant Agreements and the Rights Agreement will be a valid and legally binding obligation of the parties thereto (other than the Company). We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

This opinion letter is limited to the effect of the General Corporation Law of the State of Delaware (the “DGCL”) and, as to the Debt Securities and Warrants and the Rights constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date of this opinion letter, and we express no opinion as to the applicability or effect of any other laws of such jurisdictions or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

The opinions expressed below are subject are subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, and other similar laws affecting the rights and remedies of creditors generally; (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity; and (iii) federal and state securities laws or public policy which may limit rights to indemnification and contribution.

On the basis of and subject to the foregoing and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that:

1.	Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the DGCL, the Certificate of Incorporation, the Bylaws and the Resolutions, (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) upon issuance of the Shares, the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, issued and outstanding does not exceed the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, that the Company is then authorized to issue under the Certificate of Incorporation, (iv) the Certificates of Good Standing remains accurate, and (v) in the case of shares of Common Stock or Preferred Stock issuable upon the exercise of the Warrants or shares of Common Stock issuable upon the exercise of the Rights, the assumptions stated in paragraphs numbered (3) and (4) below are true and correct and (vi) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.	Assuming that (i) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture, (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Certificate of Incorporation and Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof, and (iv) in the case of Debt Securities issuable upon the exercise of the Warrants, the assumptions stated in paragraph numbered (3) below are true and correct, the Debt Securities will constitute valid and legally binding obligations of the Company.

3.	Assuming that (i) the Warrant Agreements relating to the Warrants have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (3), (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of Warrants to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Certificate of Incorporation and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

4.	Assuming that (i) the Rights Agreements relating to the Rights have been duly authorized, executed and delivered by the parties thereof, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (4), (ii) the issuance, offer and sale of Rights from time to time and the final terms and conditions of the Rights to be so issued, offered and sold, including those relating to price and amount of Rights to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Certificate of Incorporation and Bylaws, (b) are consistent with the terms thereof in the applicable Rights Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (iii) the Rights have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Rights Agreement, and (b) delivered to, and the agreed consideration therefore has been fully paid at the time of such delivery by, the purchasers thereof as anticipated by the Registration Statement, the Rights will constitute valid and legally binding obligations of the Company.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied, and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement or any registration statement filed by the Company under the Securities Act pursuant to Rule 462(b) thereunder as described in the first paragraph of this opinion letter. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ Sutherland Asbill & Brennan, LLP